EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-87445, 333-09435, 333-136478 and 333-136479) of
CompuDyne Corporation of our report dated April 6, 2007 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

ARONSON & COMPANY

Rockville, Maryland
April 10, 2007








                                       74